SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013

Delta Mutual, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction	(Commission File Number)
of incorporation)

16427 North Scottsdale Road, Suite 410, Scottsdale, AZ	85254
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 483-0420

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Change of Company’s Name to Delta International Oil & Gas Inc.

On October 29, 2013, our Board approved changing the Company’s name to Delta International Oil & Gas Inc., and authorized the filing by the Company in Delaware on October 29, 2013 of a Certificate of Ownership, providing for the merger of the Company’s wholly-owned subsidiary, Delta International Oil and Gas Inc., into the Company, and in the merger changing the Company’s name to Delta International Oil & Gas Inc.  The merger of the Company’s subsidiary into the Company and the Company’s assumption of a new name in the merger requires only approval of the parent company’s Board of Directors under Delaware General Corporation Law; stockholder approval of the parent company’s stockholders is not required. The change of our name from Delta Mutual, Inc. to Delta International Oil & Gas Inc. was effective on November 27, 2013 pursuant to approval by FINRA.  We have retained our trading symbol “DLTZ” following the name change.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA MUTUAL INC.
(Registrant)

By:	/s/ Malcolm W. Sherman
Malcolm W. Sherman,
Chief Executive Officer

Date:    November 27, 2013